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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           INSTINET GROUP INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                     13-4134098
(State of Incorporation or Organization)                 (I.R.S. Employer
                                                         Identification no.)

          3 TIMES SQUARE
         NEW YORK, NEW YORK                                 10036
(Address of Principal Executive Offices)                  (Zip Code)

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
If this form relates to the registration of      If this form relates to the registration of
a class of securities pursuant to Section        a class of securities pursuant to Section
12(b) of the Exchange Act and is effective       12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),           pursuant to General Instruction A.(d),
please check the following box. [ ]              please check the following box. [X]

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Securities Act registration statement file number to which this form relates:
   333-55190
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

   TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
   TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
   -------------------                    ------------------------------
         NONE                                         NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                                (Title of class)


                         PREFERRED SHARE PURCHASE RIGHTS
                                (Title of class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the common stock, par value $0.01 per share (the "Common Stock"), and the Shareholder Rights Plan (the "Rights" and together with the Common Stock, the "Securities") of Instinet Group Incorporated (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-55190) (the "Registration Statement") relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the "Prospectus"). The description of the Securities contained in the Prospectus under the headings "Dividend Policy" and "Description of Capital Stock" is hereby incorporated by reference into this Form 8-A.

ITEM 2. EXHIBITS.

         The following exhibits are filed herewith (or incorporated herein by reference):

         1. Form of Common Stock Certificate, par value $0.01 per share, of the Registrant (incorporated by reference from Exhibit 4.1 to the Registration Statement).

         2. Form of Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 4.2 to the Registration Statement).

         3. Form of By-Laws of the Registrant (incorporated by reference from Exhibit 4.3 to the Registration Statement).


         4. Form of Rights Agreement of the Registrant, including the forms of the Certificate of Designation, the Rights Certificate and the Summary of Rights (incorporated by reference from Exhibit 4.4 to the Registration Statement).


         5. Form of Corporate Agreement between Instinet Group Incorporated and Reuters Limited (incorporated by reference from Exhibit 10.24 to the Registration Statement).




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        INSTINET GROUP INCORPORATED
                                                (Registrant)




Date:  May 11, 2001                     By:/s/Paul A. Merolla
                                           -----------------------------------
                                            Name: Paul A. Merolla
                                            Title: Secretary and General Counsel



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